Item 1.
(a)	Name of Issuer Yandex N.V.
(b)	Address of Issuer’s Principal Executive Offices Laan Copes Van Cattenburgh 52 The Hague P72585 The Netherlands

Item 2.
(a)

Name of Person Filing
This Schedule 13G is being filed on behalf of the following persons (the “Reporting Persons”)*:

(i)            Arkady Volozh

(ii)           Belka Holdings Ltd.

(iii)          Strickland Holdings Ltd.

(iv)          BC&B Holdings B.V.

* Attached as Exhibit A is a copy of an agreement among the Reporting Persons that this Schedule 13G is being filed on behalf of each of them.
	(b)	Address of Principal Business Office c/o Yandex N.V. Laan Copes Van Cattenburgh 52 The Hague P72585 The Netherlands
	(c)	Citizenship (i) Russia (ii) British Virgin Islands (iii) Cyprus (iv) The Netherlands
	(d)	Title of Class of Securities Class A Ordinary Shares
	(e)	CUSIP Number N97284108

Item 3.	If this statement is filed pursuant to §§240.13d-l(b) or 240.13d-2(b) or (c), check whether the person filing is a:
	(a)	☐	Broker or dealer registered under section 15 of the Act (15 U. S.C. 78o).
	(b)	☐	Bank as defined in section 3(a)(6) of the Act (15 U.S.C. 78c).
	(c)	☐	Insurance company as defined in section 3(a)(l 9) of the Act (15 U.S.C. 78c).
	(d)	☐	Investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C 80a-8).
	(e)	☐	An investment adviser in accordance with §240.13d-l(b)(1)(ii)(E);
	(f)	☐	An employee benefit plan or endowment fund in accordance with §240.13d-1(b)(1)(ii)(F);
	(g)	☐	A parent holding company or control person in accordance with § 240.13d-1(b)(1)(ii)(G);
	(h)	☐	A savings associations as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813);
	(i)	☐	A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-3);
	(j)	☐	A non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J);
	(k)	☐	Group, in accordance with §240.13d-l(b)(1)(ii)(K).

Item 4.	Ownership
Class A Shares (11), (12)

	(a)	Amount beneficially owned:
		Arkady Volozh Belka Holdings Ltd. Strickland Holdings Ltd. BC&B Holdings B.V.	40,115,070 5,655,386 5,655,386 5,655,386
	(b)	Percent of class
		Arkady Volozh	20.1%
		Belka Holdings Ltd.	3.4%
		Strickland Holdings Ltd.	3.4%
		BC&B Holdings B.V.	3.4%
Class A Shares
	(c)	Number of shares as to which such person has:

		(i) Sole power to vote or to direct the vote: Arkady Volozh Belka Holdings Ltd. Strickland Holdings Ltd. BC&B Holdings B.V.	34,459,684 0 0 0
		(ii) Shared power to vote or to direct the vote: Arkady Volozh Belka Holdings Ltd. Strickland Holdings Ltd. BC&B Holdings B.V.	5,655,386 5,655,386 5,655,386 5,655,386
		(iii) Sole power to dispose or to direct the disposition of : Arkady Volozh Belka Holdings Ltd. Strickland Holdings Ltd. BC&B Holdings B.V.	34,459,684 0 0 0
		(iv) Shared power to dispose or to direct the disposition of: Arkady Volozh Belka Holdings Ltd. Strickland Holdings Ltd. BC&B Holdings B.V.	5,655,386 5,655,386 5,655,386 5,655,386

Item 5.	Ownership of Five Percent or Less of a Class
Not Applicable.

Item 6.	Ownership of More than Five Percent on Behalf of Another Person.
Not Applicable.

Item 7.	Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company
Not Applicable.

Item 8.	Identification and Classification of Members of the Group

Decisions with respect to the sale of Yandex shares held by BC&B are governed by a shareholders agreement between Belka and the other ultimate shareholders of BC&B, which allows each shareholder to unilaterally cause Strickland to take decisions as necessary to effect a sale of such underlying shareholder’s interests in Yandex. Belka may be deemed member of a group with Strickland and BC&B by reason of the shareholders agreement.  Mr. Volozh and Belka disclaim membership in such group and this report shall not be construed as an admission that such persons are members of a group.  The other ultimate beneficial holders of BC&B are filing a separate Schedule 13G to report their holdings.  Mr. Volozh and Belka disclaim beneficial ownership of the shares held by BC&B except to the extent of their pecuniary interest therein and this report shall not be construed as an admission that such persons are the beneficial owner of such securities.

Item 9.	Notice of Dissolution of Group
Not Applicable.

(11)  Assumes conversion of all such reporting person’s Class B Shares into Class A Shares.

(12)  See footnote 1, above.

Item 10.	Certification
Not Applicable.

Exhibits

99.1         EXHIBIT A

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  February 14, 2012

/s/ Arkady Volozh
Arkady Volozh

BELKA HOLDINGS LTD.

By:	/s/ Juan Moore
Name: Juan Moore
Title: Director

STRICKLAND HOLDINGS LTD.

By:	/s/ Maria Iasonos
Name: Maria Iasonos
Title: Director

BC&B HOLDINGS B.V.

By:	/s/ George Papachristoforou
Name: George Papachristoforou
Title: Director

Exhibit 99.1

EXHIBIT A

AGREEMENT

February 14, 2012

Arkady Volozh (“Volozh”), Belka Holdings Ltd. (“Belka”), Strickland Holdings Ltd. (“Strickland”), and BC&B Holdings B.V. (“BC&B”) hereby agree, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Act”), to file a joint statement on Schedule 13G under the Act in connection with their beneficial ownership of Class A Ordinary Shares of Yandex N.V. This Agreement applies to such Schedule 13G and any subsequent amendments thereto, and shall be included as an Exhibit to such Schedule 13G and each such amendment.

Volozh, Belka, Strickland, and BC&B state that they are each eligible to report beneficial ownership on Schedule 13G pursuant to the Act.

Volozh, Belka, Strickland, and BC&B shall each be responsible for the timely filing of the statement and any amendments thereto, and for the completeness and accuracy of the information concerning each of them contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others.

/s/ Arkady Volozh
Arkady Volozh

BELKA HOLDINGS LTD.

By:	/s/ Juan Moore
Name: Juan Moore
Title: Director

STRICKLAND HOLDINGS LTD.

By:	/s/ Maria Iasonos
Name: Maria Iasonos
Title: Director

BC&B HOLDINGS B.V.

By:	/s/ George Papachristoforou
Name: George Papachristoforou
Title: Director